UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2011

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2011 DayStar Technologies, Inc. (“we,” “us,” “our” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Socius CG II, Ltd. (the “Investor” or “Socius”). Pursuant to the terms of the Purchase Agreement, the Company has the right over a term of two years, subject to certain conditions, to demand through separate tranche notices that the Investor purchase up to a total of $5 million of Series B preferred stock.

Under the Purchase Agreement, in connection with each tranche, Socius will receive the right for 60 days to purchase an amount of shares of our common stock equal in value to the amount of the tranche at a per share price equal to the closing bid price of the common stock on the date preceding our delivery of the tranche notice (the “Investment Price”). In addition, in connection with each tranche notice, a portion of a warrant issued to Socius under the Purchase Agreement with an aggregate exercise price equal to 35% of the amount of the tranche will vest and become automatically exercisable at a per share price equal to the Investment Price. The warrant issued to Socius will be exercisable for two years from the effectiveness date of the registration statement referred to below.

Socius may pay for the shares it elects to purchase under the investment right at its option, in cash or a secured promissory note. Socius may pay for the shares it elects to purchase under the warrant at its option, in cash or a secured promissory note. Any such promissory note will bear interest at 2.0% per year and be secured by securities owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on the promissory note is due and payable on the fourth anniversary of the date of the promissory note, and may be applied by us toward the redemption of shares of Series B preferred stock held by Socius.

Holders of Series B Preferred Stock will be entitled to receive dividends, which will accrue in shares of Series B Preferred Stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B Preferred Stock or upon the liquidation, dissolution or winding up of the Company. The Series B Preferred Stock ranks, with respect to dividend right and upon liquidation:

•	Senior to the Company’s common stock and any other series or class of preferred stock other than a class or series of preferred stock intended to be listed for trading; and

•	Junior to all existing and future indebtedness of the company and any class or series of preferred stock intended to be listed for trading.

The Series B Preferred Stock has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon (the “Liquidation Value”), and is subject to repurchase by the Company following the consummation of certain fundamental transactions by the Company. Upon or after the fourth anniversary of the applicable issuance date, the Company has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock at the Liquidation Value. The Company also has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share equal to: (i) 136% of the Liquidation Value if redeemed on or after the applicable issuance date but prior to the first anniversary of the applicable issuance date, (ii) 127% of the Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the applicable issuance date, (iii) 118% of the Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the applicable issuance date, and (iv) 109% of the Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the applicable issuance date.

Under the terms of the Purchase Agreement, we are obligated to pay Socius a commitment fee for committing to purchase the Series B Preferred Stock in the form of shares of common stock or cash, at our option. The amount of the commitment fee will be the number of shares determined by dividing $294,120 by the closing bid price of our common stock on the trading day immediately preceding the date on which the commitment fee is paid. Alternatively, the Company may pay $250,000 in cash prior to the due date. If not earlier paid, the commitment fee is payable in full on the six-month anniversary of the effective date of the Securities Purchase Agreement.

Our ability to submit a tranche notice is subject to certain conditions including, among others, that: (1) a registration statement covering our sale of shares of common stock issuable upon exercise of the additional investment right contained in the Purchase Agreement or upon exercise of the warrants issued to Socius in connection with the tranche is effective and (2) the issuance of such shares (together with all other shares beneficially owned) would not result in Socius and its affiliates beneficially owning more than 9.99% of our common stock.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and the exhibits thereto (including, without limitation, the form of Warrant, the form of Note and the form of Security Agreement), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety, and the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein in its entirety.

The securities described above are being offered and sold to the Investor in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Except as provided in the Purchase Agreement with respect to the warrant shares and the shares issuable upon exercise of the additional investment right, the securities described above have not been and will not be registered under the Securities Act or any state securities or “blue sky” laws, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 in its entirety.

Settlement with Equipment Vendor. In July 2008, the Company entered into a Purchase Order with Reis GmbH & Co. KG Maschinenfabrik (“Reis”) for the purchase of several pieces of equipment (collectively “Equipment”). On February 2, 2011, Reis and the Company entered into a Settlement Agreement and Mutual Release, whereby the Company agreed to issue Reis 290,323 shares of the Company’s common stock in exchange for a release of any and all claims that may be related to the Purchase Order or the Equipment. The shares were issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with the transactions contemplated by the Settlement Agreement with Reis, the Company entered into a Registration Rights Agreement pursuant to which the Company granted registration rights with respect to the shares of the Company’s common stock that may be issued pursuant to the terms of the Settlement Agreement. If the Company fails to meet its obligations under the agreement, Reis is entitled to liquidated damages in a monthly amount of 1% of the settlement amount of $450,000, provided that the Company shall not pay damages in excess of 10% of such settlement amount.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03 in its entirety. To create the Series B Preferred Stock issuable under the Purchase Agreement, the Company amended its Certificate of Incorporation by filing a Certificate of Designations of Preferences, Right and Limitations of Series B Preferred Stock on February 2, 2011, which certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in fiscal Year.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 in its entirety. To create the Series B Preferred Stock issuable under the Purchase Agreement, the Company amended its Certificate of Incorporation by filing a Certificate of Designations of Preferences, Right and Limitations of Series B Preferred Stock on February 2, 2011, which certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

3.1	Certificate of Designations of Preferences, Right and Limitations of Series B Preferred Stock dated February 2, 2011

4.1	Form of Warrant (included as Exhibit A-1 to the Securities Purchase Agreement filed herewith as Exhibit 10.1)

10.1	Securities Purchase Agreement dated February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: February 3, 2011	By	/s/ Christopher T. Lail
Christopher T. Lail
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Preferences, Right and Limitations of Series B Preferred Stock dated February 2, 2011

4.1	Form of Warrant (included as Exhibit A-1 to the Securities Purchase Agreement filed herewith as Exhibit 10.1)

10.1	Securities Purchase Agreement dated February 2, 2011